EX‑35.14

(logo) WELLS FARGO	Corporate Trust Services MAC R1204-010 9062 Old Annapolis Rd Columbia, MD 21045 Tel: 410 884-2000 Fax: 410 715 2380

Wells Fargo Bank, N.A. Commercial Mortgage Securities, Inc.

c/o Wells Fargo Securities, LLC

375 Park Avenue 2nd floor

MAC J0127-023

New York, NY 10152-023

RE:  Annual Statement of Compliance

The undersigned, a duly authorized officer of Wells Fargo Bank, N.A., as Certificate Administrator and Paying Agent for the Pacific Design Center Companion Loan (in such capacities, “Wells Fargo”), hereby certifies as follows as of and for the year ending December 31, 2014 (the “reporting period”):

(a)  A review of Wells Fargo's activities during the reporting period and of its performance under the applicable servicing agreement(s) listed on Schedule A hereto (the "Servicing Agreement(s)") has been made under my supervision; and

(b)  To the best of my knowledge, based on such review, Wells Fargo has fulfilled all of its obligations under the Servicing Agreement(s) in all material respects throughout the reporting period, except as noted on Schedule B.

March 19, 2015

/s/  Brian Smith

Brian Smith

Vice President

To:  Wells Fargo Commercial Mortgage Securities, Inc.

Schedule A

List of Servicing Agreement(s) and Series

Pooling and Servicing Agreement dated as of June 1, 2014, by and among DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION, as Depositor, KEYBANK, NATIONAL ASSOCIATION, as Master Servicer, RIALTO CAPITAL ADVISORS, LLC, as Special Servicer, U.S. BANK NATIONAL ASSOCIATION, as Trustee, and SITUS HOLDINGS, LLC, as Operating Advisor and Wells Fargo Bank, N.A. as Certificate Administrator, Paying Agent, Trustee, and Custodian, relating to the series COMM 2014-CCRE18 Commercial Mortgage Pass-Through Certificates relating to the Pacific Design Center Companion Loan a pari passu portion of which is included in the Series WFRBS 2014-LC16 Commercial Mortgage Pass-Through Certificates transaction.

To:  Wells Fargo Commercial Mortgage Securities, Inc.

Schedule B

Material Non-Compliance with Servicing Obligations

Not Applicable